Exhibit 99.1

Kulicke & Soffa Pte Ltd 6 Serangoon North Ave 5 #03-16 Singapore 554910

65.6880.9600 phone

65.6880.9580 fax

www.kns.com

Kulicke & Soffa Reports Fourth Quarter and Fiscal Year 2012 Results

Singapore – November 8, 2012 – Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC) (“K&S” or the “Company”) today announced results for its fourth quarter and fiscal year ended September 29, 2012.

Quarterly Results
	Fiscal Q4 2012	Change vs. Fiscal Q4 2011	Change vs. Fiscal Q3 2012
Net Revenue	$269.2 million	49.2%	5.3%
Gross Profit	$123.0 million	48.6%	0.4%
Gross Margin	45.7%	(20) bps	(220) bps
Income from Operations	$70.3 million	210.0%	(7.8%)
Operating Margin	26.1%	1,350 bps	(380) bps
Net Income	$67.3 million	3,418.9%	(1.3%)
Net Margin	25.0%	2,390 bps	(170) bps
EPS – Diluted	$0.89	2,866.7%	(1.1%)

Bruno Guilmart, Kulicke & Soffa’s President and Chief Executive Officer, said, “The fourth quarter ended a very strong year for K&S with results at the high-end of our guidance. We are succeeding in a challenging market due to our multi-segment leadership, flexible manufacturing strategy, R&D strength, free cash flow generation and our improving, debt-free balance sheet. We were able to achieve record annual net income of $160.6 million due to the operating leverage we have created in our business combined with a favorable product mix.”

Fourth Quarter Fiscal 2012 Key Product Trends

•	Ball bonder equipment net revenue increased 7.0% over the June quarter.
•	84.5% of ball bonder equipment was sold as copper capable bonders.
•	Wedge bonder equipment net revenue increased 20.8% from the June quarter.

Fiscal Year 2012 Financial Highlights

•	Net revenue of $791.0 million.
•	Gross margin of 46.4%.
•	Net income of $160.6 million or $2.13 per share.
•	Total cash and short-term investments were $440.2 million on September 29, 2012, a $59.5 million increase from the prior quarter ended June 30, 2012.

First Quarter Fiscal Year 2013 Outlook

The Company expects net revenue in the typically seasonally slower fiscal first quarter of 2013 ending December 29, 2012, to be approximately $95 million to $115 million.

Looking forward, Bruno Guilmart commented, “We are confident in the near and long-term prospects for our business. Structural improvements we previously implemented give us an added advantage in navigating periods of fluctuating demand. These improvements include our corporate-wide cost containment program and our now debt-free balance sheet. We also continue to benefit from our flexible manufacturing strategy and strong product offerings. In addition to maintaining a disciplined operations strategy, we are pursuing opportunities that will position us for growth.”

Earnings Conference Call Details

A conference call to discuss these results will be held today, November 8, 2012, beginning at 8:00 am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at www.kns.com/investors/events.

A replay will be available from approximately one hour after the completion of the call through November 15, 2012 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 401769. A webcast replay will also be available at www.kns.com/investors/events.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding die and wedge bonders and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, our improving balance sheet, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2011 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries, Inc is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

Global IR Partners
David Pasquale
P: +1-914-337-8801
klic@globalirpartners.com

# # #

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Twelve months ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011

Net revenue:
Equipment	$252,785	$161,225	$727,082	$759,331
Expendable Tools	16,381	19,146	63,941	71,070
Total net revenue	269,166	180,371	791,023	830,401

Cost of sales:
Equipment	139,479	89,350	397,210	412,914
Expendable Tools	6,703	8,275	26,423	29,578
Total cost of sales	146,182	97,625	423,633	442,492

Gross profit:
Equipment	113,306	71,875	329,872	346,417
Expendable Tools	9,678	10,871	37,518	41,492
Total gross profit	122,984	82,746	367,390	387,909

Operating expenses:
Selling, general and administrative	31,029	40,471	110,966	138,273
Research and development	17,369	16,821	63,446	65,135
Amortization of intangible assets	2,295	2,386	9,178	9,549
Restructuring	1,959	377	4,574	4,892
Total operating expenses	52,652	60,055	188,164	217,849

Income from operations:
Equipment	67,046	18,908	165,791	156,786
Expendable Tools	3,286	3,783	13,435	13,274
Total income from operations	70,332	22,691	179,226	170,060

Other income (expense):
Interest income	182	202	833	648
Interest expense	-	(241)	(633)	(965)
Interest expense: non-cash	(1)	(1,886)	(5,175)	(7,315)

Income from operations before income taxes	70,513	20,766	174,251	162,428

Provision (benefit) for income taxes	3,231	18,854	13,671	34,818

Net income	$67,282	$1,912	$160,580	$127,610

Net income per share:
Basic	$0.91	$0.03	$2.17	$1.77
Diluted	$0.89	$0.03	$2.13	$1.73

Weighted average shares outstanding:
Basic	74,116	72,688	73,887	71,820
Diluted	75,942	74,184	75,502	73,341

	Three months ended		Twelve months ended
	September 29,	October 1,	September 29,	October 1,
Supplemental financial data:	2012	2011	2012	2011

Depreciation and amortization	$4,615	$4,487	$17,265	$17,761

Capital expenditures	$1,757	$1,873	$6,902	$7,688

Equity-based compensation expense:
Cost of sales	$86	$54	$312	$213
Selling, general and administrative	1,575	887	6,602	5,671
Research and development	461	358	1,777	1,328
Total equity-based compensation expense	$2,122	$1,299	$8,691	$7,212

	As of
	September 29,	October 1,
	2012	2011

Backlog of orders	$90,000	$103,000

Number of employees	2,936	2,866

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 29,	October 1,
	2012	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$440,244	$378,188
Short-term investments	-	6,364
Accounts and notes receivable, net of allowance for doubtful
accounts of $937 and $2,194, respectively	188,986	138,649
Inventories, net	58,994	73,092
Prepaid expenses and other current assets	21,577	21,897
Deferred income taxes	3,515	1,651

TOTAL CURRENT ASSETS	713,316	619,841

Property, plant and equipment, net	28,441	26,501
Goodwill	41,546	41,546
Intangible assets	20,387	29,565
Other assets	11,919	10,938

TOTAL ASSETS	$815,609	$728,391

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long term debt	$-	$105,224
Accounts payable	57,231	36,321
Accrued expenses and other current liabilities	57,946	43,528
Earnout agreement payable	-	14,848
Income taxes payable	8,192	14,261

TOTAL CURRENT LIABILITIES	123,369	214,182

Deferred income taxes	37,875	32,065
Other liabilities	10,698	12,267

TOTAL LIABILITIES	171,942	258,514

SHAREHOLDERS' EQUITY
Common stock, no par value	455,122	441,749
Treasury stock, at cost	(46,356)	(46,356)
Accumulated income	232,520	71,940
Accumulated other comprehensive income	2,381	2,544

TOTAL SHAREHOLDERS' EQUITY	643,667	469,877

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$815,609	$728,391

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Net cash provided by operating activities	$59,321	$50,169	$183,969	$202,257
Net cash used in discontinued operations	(29)	(314)	(1,498)	(1,861)
Net cash provided by operating activities	$59,292	$49,855	$182,471	$200,396

Net cash used in investing activities, continuing operations	$(1,757)	$(2,049)	$(15,386)	$(11,106)

Net cash provided by (used in) financing activities	1,834	460	(105,138)	9,296
Effect of exchange rate on cash and cash equivalents	178	640	109	1,490
Changes in cash and cash equivalents	$59,547	$48,906	$62,056	$200,076
Cash and cash equivalents, beginning of period	380,697	329,282	378,188	178,112
Cash and cash equivalents, end of period	$440,244	$378,188	$440,244	$378,188

Short-term investments & restricted cash	-	6,364	-	6,364
Total cash, cash equivalents, restricted cash and short-term investments	$440,244	$384,552	$440,244	$384,552

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